Exhibit 1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENT, that the undersigned hereby constitutes and appoints JANICE K. HENDERSON, signing singly, the undersigned’s true and lawful attorney-in-fact to:
     (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or trustee of National City Corporation (the “Company”), Forms Schedules 13F and 13G in accordance with the Securities Exchange Act of 1934 and the rules thereunder;
     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 13f and 13g and timely file such form(s) with the United States Securities and Exchange Commission; and
     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.
     The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms Schedules 13F and 13G with respect to the undersigned’s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of February, 2007.

/s/ Timothy J. Lathe
Timothy J. Lathe
Executive Vice President, Private Client Group National City Corporation